Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Kenvue Inc. of our report dated March 1, 2024 relating to the financial statements, which appears in Kenvue Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 13, 2024